UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 15, 2015

(Date of Report (Date of Earliest Event Reported))

EXTRA SPACE STORAGE INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32269	20-1076777
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2795 East Cottonwood Parkway, Suite 400

Salt Lake City, Utah 84121

(Address of Principal Executive Offices)

(801) 365-4600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On June 15, 2015, Extra Space Storage Inc., a Maryland corporation (the “Company”), Extra Space Storage LP, a Delaware limited partnership (“Extra Space OP”), Edgewater REIT Acquisition (MD) LLC, a Maryland limited liability company and an indirect wholly-owned subsidiary of Extra Space OP (“Merger Sub I”), Edgewater Partnership Acquisition (DE) LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Extra Space OP (“Merger Sub II”), SmartStop Self Storage, Inc., a Maryland corporation (“SmartStop”), and SmartStop Self Storage Operating Partnership, L.P., a Delaware limited partnership (“SmartStop OP”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that (i) the Company will acquire SmartStop by way of a merger of SmartStop with and into Merger Sub I, with Merger Sub I being the surviving entity (the “Company Merger”), (ii) immediately after the Company Merger, but before the Partnership Merger (as defined herein), Merger Sub I will transfer (the “Transfer”) certain of its limited partnership units of SmartStop OP (the “Transferred Units”) to a subsidiary of the Company, and (iii) immediately after the Transfer, Merger Sub II will merge with and into SmartStop OP, with SmartStop OP continuing as the surviving entity and a direct or indirect wholly-owned subsidiary of Extra Space OP (the “Partnership Merger” and, together with the Company Merger, the “Mergers”). The board of directors of the Company has unanimously approved the Mergers, the Merger Agreement and the transactions contemplated by the Merger Agreement.

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Company Merger (the “Company Merger Effective Time”), each outstanding share of SmartStop common stock, par value $0.001 per share (the “Common Stock”), prior to the Company Merger Effective Time (other than shares owned by SmartStop and its subsidiaries or the Company and its subsidiaries) will be automatically converted into the right to receive an amount in cash equal to $13.75, without interest and less any applicable withholding taxes (the “Merger Consideration”). At the Company Merger Effective Time, all shares of Common Stock that are subject to vesting and other restrictions will become fully vested and be converted into the right to receive the Merger Consideration. At the effective time of the Partnership Merger, each outstanding SmartStop OP partnership unit, other than partnership units held by SmartStop and its subsidiaries or the Company and its subsidiaries (including the Transferred Units), will be automatically converted into the right to receive an amount in cash equal to $13.75, without interest and less any applicable withholding taxes, provided however, if the SmartStop OP unit holder is an “accredited investor” as defined by Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and timely makes a valid election to receive common operating partnership units of Extra Space OP in lieu of cash, each unit held by such SmartStop OP unit holder will be converted into the right to receive 0.2031 common operating partnership units of Extra Space OP, including the right to receive cash in lieu of any fractional interests in such units.

The Company and SmartStop have made customary representations, warranties and covenants in the Merger Agreement. SmartStop has also agreed, among other things, to (i) conduct its business in all material respects in the ordinary course and in a manner consistent with past practice, (ii) use its reasonable best efforts to maintain its material assets and properties in their current condition (subject to certain exceptions), (iii) preserve intact in all material respects its current business organization, goodwill, ongoing business and relationships with third parties, and keep available the services of its present officers, employees and service providers, (iv) maintain all insurance policies, and (v) maintain its status as a real estate investment trust.

The closing of the Company Merger is subject to the approval of the Company Merger by the affirmative vote of holders of not less than a majority of all outstanding shares of Common Stock (the “SmartStop Stockholder Approval”). The closing of the Mergers is also subject to various customary conditions, including but not limited to the following: (i) the absence of any governmental order prohibiting the consummation of the transactions contemplated by the Merger Agreement, (ii) the accuracy of the representations and warranties contained in the Merger Agreement (subject to certain materiality qualifications), (iii) compliance with the covenants and agreements in the Merger Agreement in all material respects, (iv) the absence of any material adverse effect on SmartStop, (v) the receipt of certain third party consents, and (vi) the completion of the sale of the Excluded Assets (as defined below). The closing of the Company Merger is neither subject to a financing condition nor to the approval of the Company’s stockholders.

The Merger Agreement provides that SmartStop is not permitted to solicit alternative acquisition proposals, and, subject to certain exceptions, is not permitted to enter into discussions concerning, or provide confidential information in connection with, any alternative acquisition. The Merger Agreement contains termination rights for both the Company and SmartStop, including, among other bases for termination, if the Company Merger is not consummated on or before March 31, 2016 and if the SmartStop Stockholder Approval is not obtained. In addition, either party may choose to terminate the Merger Agreement under certain circumstances, including among others, if: (i) prior to SmartStop stockholders voting on the Company Merger, SmartStop receives a superior proposal, and after providing the Company with adequate notice, failing to reach agreement on modified terms to the Merger Agreement after negotiating in good faith with the Company and paying a termination fee of $38.0 million, SmartStop enters into a definitive agreement in connection with such superior proposal; or (ii) SmartStop’s board of directors changes its recommendation to its stockholders to vote in favor of the Company Merger as a result of an intervening event, as defined in the Merger Agreement, and contemporaneously SmartStop pays the Company a termination fee of $38.0 million. If no alternative acquisition proposal has been publicly announced prior to SmartStop’s meeting of its stockholders and SmartStop fails to obtain the approval of its stockholders, SmartStop may be required to reimburse the Company’s transaction expenses up to an amount equal to $3.0 million. Under no circumstances will SmartStop be required both to pay the Company the termination fee and to reimburse the Company for its transaction expenses.

In connection with the Merger Agreement, SmartStop and SmartStop OP agreed to sell certain assets identified by the Company as being not complementary with the Company’s asset portfolio, including SmartStop’s non-traded REIT platform and certain property located in Ladera Ranch, California and Toronto, Canada (the “Excluded Assets”). Concurrently with entering into the Merger Agreement, SmartStop and SmartStop OP entered into asset purchase agreements with Strategic 1031, LLC, an entity owned and controlled by SmartStop’s Chief Executive Officer and President H. Michael Schwartz (“Strategic 1031”), to sell the Excluded Assets to Strategic 1031. The Excluded Assets will be sold on an “as is-where is” basis. The aggregate sales price for the Excluded Assets is approximately $120.0 million, as adjusted for certain construction costs. To finance Strategic 1031’s purchase of the Excluded Assets, a wholly-owned subsidiary of the Company will loan Strategic 1031 up to $118.0 million pursuant to promissory notes and a pledge and security agreement between Strategic 1031 and such Company subsidiary. The loans will be secured by an interest in the Excluded Assets and accrue interest at a rate of seven percent (7%) per annum. Up to $96.0 million of the loans evidenced by the promissory notes will have a term of 120 days after the closing and the remaining approximately $22.0 million will have a term of 365 days after the closing. The closing of such sale transactions is anticipated to occur contemporaneously with or before the closing of the Company Merger.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement has been attached to this Current Report on Form 8-K to provide investors with information regarding its terms. The Merger Agreement is not intended to provide any other factual information about the Company, Extra Space OP or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by such contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among such parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to such contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 7.01.	Regulation FD Disclosure

On June 15, 2015, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1. The information contained in Item 7.01 of this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Forward-Looking Statements

Statements about the expected timing, completion and effects of the Mergers and the other transactions contemplated by the Merger Agreement, including the sale of the Excluded Assets, and all other statements in this report and the exhibits furnished or filed herewith, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements.

All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The Company may not be able to complete the proposed transaction on the terms described above or other acceptable terms or at all because of a number of factors, including without limitation, the following: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (ii) the failure of SmartStop to obtain the SmartStop Stockholder Approval or the failure to satisfy the other closing conditions to the Company Merger, the Partnership Merger or the other transactions contemplated by the Merger Agreement, and (iii) the effect of the announcement of the Mergers on the ability of the parties to retain and hire key personnel, maintain relationships with their customers and suppliers, and maintain their operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent the Company’s views as of the date on which such statements were made. The Company anticipates that subsequent events and developments may cause its views to change. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of the Company are described in the risk factors included in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference. The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

2.1†	Agreement and Plan of Merger, dated as of June 15, 2015, among Extra Space Storage Inc., Extra Space Storage LP, Edgewater REIT Acquisition (MD) LLC, Edgewater Partnership Acquisition (DE) LLC, SmartStop Self Storage, Inc. and SmartStop Self Storage Operating Partnership, L.P.

99.1	Press Release dated June 15, 2015.

†	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTRA SPACE STORAGE INC.

Date: June 15, 2015	By	/s/ Gwyn McNeal
		Name:	Gwyn McNeal
		Title:	Executive Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1†	Agreement and Plan of Merger, dated as of June 15, 2015, among Extra Space Storage Inc., Extra Space Storage LP, Edgewater REIT Acquisition (MD) LLC, Edgewater Partnership Acquisition (DE) LLC, SmartStop Self Storage, Inc. and SmartStop Self Storage Operating Partnership, L.P.

99.1	Press Release dated June 15, 2015.

†	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.